Exhibit 99(a)

Description of new Business segments reflecting the January 1, 2004, organizational changes.

OPERATING SEGMENTS

On January 1, 2004, we simplified our organization.  The segments most affected by this change follow:

  Commercial Finance - The combination of Commercial Finance and the Fleet Services business that was previously part of Equipment Management

  Equipment & Other Services - The combination of Equipment Management (excluding Fleet Services) and the All Other GECS segments

COMMERCIAL FINANCE

Commercial Finance (38.7%, 39.5%, and 35.7% of total revenue in 2003, 2002, and 2001, respectively) offers an array of financial services worldwide. With particular expertise in the mid-market segment, we offer loans, leases, and other financial services to customers, including manufacturers, distributors and end-users for a variety of equipment and major capital assets. These assets include industrial and energy-related facilities and equipment; commercial and residential real estate; vehicles; aircraft; and equipment used in many industries including the construction, manufacturing, telecommunications and healthcare industries.

    We acquired the commercial inventory financing business of Deutsche Financial Services and the structured finance business of ABB in 2002, as discussed on page 11 of exhibit 99(d), and most of the commercial lending business of Transamerica Finance Corporation in January 2004 as discussed in note 23 of exhibit 99(d).

     We operate in a highly competitive environment and are subject to competition from a variety of financial institutions including commercial banks, investment banks, leasing companies, financing companies associated with manufacturers, and independent finance companies. Industry participants compete on the basis of interest rates and fees as well as deal structures and credit terms. Profitability is affected not only by broad economic conditions that impact customer credit quality and the availability and cost of capital, but also by successful management of credit risk, operating risk and market risks such as interest rate and currency exchange risk. Important factors to continued success include maintaining strong risk management systems, customer and industry specific knowledge, diverse portfolios, service and distribution channels, strong collateral and asset management knowledge, deal structuring expertise and the reduction of costs through technology and productivity.

     Our headquarters are located in Stamford, Connecticut with offices throughout the United States and in Canada, Latin America, Europe, and Asia Pacific.

     For further information about revenues, net earnings, and assets for Commercial Finance, see page 10 of exhibit 99(d).

Given the focus on a single form of collateral type, we have provided additional information on our Real Estate (commercial real estate) and Aviation Services (commercial aircraft) operating businesses.

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Real Estate

Real Estate funds the direct acquisition, refinancing and renovation of real estate assets, and purchases equity investments in real estate properties. Real Estate loans generally are intermediate-term senior and subordinated fixed and floating-rate and are secured by existing income-producing commercial properties. Our business also includes the origination and term securitization within one year of low loan to value loans. We invest in and provide restructuring financing for portfolios of real estate, mortgage loans, limited partnerships and tax-exempt bonds. Additionally, we invest in equity positions in a diversified portfolio of real estate assets via direct real estate ownership and joint venture interests. Property types include office buildings, self-storage facilities, apartment buildings, retail facilities, industrial properties, franchise properties and parking facilities.

Aviation Services

Aviation Services is a global commercial aviation financial services business that offers a broad range of financial products to airlines, aircraft operators, owners, lenders and investors. Financial products include leases, aircraft purchasing and trading, loans, engine/spare parts financing, pilot training, fleet planning and financial advisory services.

CONSUMER FINANCE

Consumer Finance (24.1%, 20.1% and 18.3% of total revenue in 2003, 2002 and 2001, respectively) is a leading provider of credit products and services to consumers, retailers and auto dealers in 38 countries. We offer a broad range of financial products, including private-label credit cards; personal loans; bank cards; auto loans, leases and inventory financing; residential mortgages; corporate travel and purchasing cards; debt consolidation; home equity loans and credit insurance. As further discussed on page 12 of exhibit 99(d), we acquired First National Bank and the retail sales unit of Conseco Finance Corp. as part of our continued global expansion.

     Our operations are subject to a variety of bank and consumer protection regulations, including regulations governing data privacy. Further, a number of countries have ceilings on rates chargeable to consumers in financial service transactions. We are subject to competition from various types of financial institutions including commercial banks, leasing companies, consumer loan companies, independent finance companies, manufacturers' captive finance companies, and insurance companies. Industry participants compete on the basis of price, servicing capability, promotional marketing, risk management, and cross selling. The markets in which we operate are also subject to the risks of declining retail sales, changes in interest and currency exchange rates, and increases in personal bankruptcy filings.

    Our headquarters are in Stamford, Connecticut and our operations are located principally in the United States, and in Europe, Asia, Latin and South America, Australia and New Zealand.

    For further information about revenues, net earnings, and assets for Consumer Finance, see page 12 of exhibit 99(d).

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EQUIPMENT & OTHER SERVICES

Equipment & Other Services (9.5%, 11.7% and 16.1% of total revenue in 2003, 2002 and 2001, respectively) helps customers manage, finance and operate a wide variety of business equipment worldwide. We provide rentals, leases, sales, asset management services and loans for portfolios of commercial and transportation equipment, including tractors, trailers, railroad rolling stock, modular space units, intermodal shipping containers, computer networks, marine containers and autos. Our operations are conducted in highly competitive markets. Economic conditions, geographic location, pricing and equipment availability are important factors in this business. Future success will depend upon the ability to maintain a large and diverse customer portfolio, optimize asset mix, maximize asset utilization and effectively manage credit risk. In addition, we seek to understand and deliver unique product and service offerings to our customers in the most efficient and cost effective manner.

     Also in the segment are activities and businesses that are not measured within one of the other financial services segments - for example, Corporate expenses, liquidating businesses and other non-segment aligned operations.

     Our headquarters are located in Stamford, Connecticut with offices throughout the United States and in Canada, Mexico and Europe.

     For further information about revenues and net earnings for Equipment & Other Services, see page 13 of exhibit 99(d).

INSURANCE

Insurance (27.7%, 28.7% and 29.9% of total revenue in 2003, 2002 and 2001, respectively) offers a broad range of insurance and investment products that help consumers create and preserve personal wealth, protect assets and enhance their life styles. For lenders and investors, it protects against the risks of default on low-down-payment mortgages. For businesses, we provide reinsurance and primary commercial insurance products to insurance companies, Fortune 100 companies, self-insurers and healthcare providers. Through December 2003, for state and local governments and other public entities, we offered financial guarantees for a variety of debt securities.

     Our businesses are subject to intense competition. We believe the principal competitive factors in the sale of our products are product features, price, commission structure, marketing and distribution arrangements, brand, reputation, financial strength ratings and service. We believe we are well positioned to benefit from a number of significant demographic, governmental and market trends, including aging U.S. populations with growing retirement income needs and increased risk of outliving their savings, growing lifestyle protection gaps, and increasing opportunities for mortgage insurance in the U.S. and other countries.

     During 2003, General Electric Mortgage Insurance Corporation (GEMICO) requested that its financial strength ratings be lowered from AAA/Aaa to AA/Aa2, positioning our United States business to operate at lower capital levels. This change improves our capital efficiency and return on equity while retaining a conservative risk-to-capital ratio.

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    In November 2003 GE announced its intent for an initial public offering (IPO) of a new company, Genworth Financial, Inc. (Genworth), comprising most of our life and mortgage insurance businesses. We plan to sell approximately one-third of Genworth's equity in the IPO, and we expect (subject to market conditions) to reduce our ownership over the next three years as Genworth transitions to full independence. We commenced the IPO process in January 2004 and expect to complete the IPO in the first half of the year, subject to market conditions and receipt of various regulatory approvals.

     Our headquarters are located in Richmond, Virginia with offices throughout the United States and in Canada, Europe, Latin America and Australia.

     For further information about revenues and net earnings for Insurance, see page 14 of exhibit 99(d).

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